UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

HARMONIC INC.
(Name of Registrant as Specified In Its Charter)
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☐    Fee previously paid with preliminary materials.
☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HARMONIC INC.
SUPPLEMENT TO PROXY STATEMENT
FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Tuesday, June 11, 2024
Dear Stockholders of Harmonic Inc.:
We are providing this proxy statement supplement (this “Supplement”) to the proxy statement filed with the Securities Exchange Commission (“SEC”) on April 29, 2024 (the “Proxy Statement”), for the 2024 annual meeting of stockholders (the “Annual Meeting”) of Harmonic Inc., a Delaware corporation (“Harmonic” or the “Company”), to be held on Tuesday, June 11, 2024 at 9:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HLIT2024 and entering your 16-digit control number located on your proxy card.
COMMITMENT TO BOARD DIVERSITY
This Supplement is being provided to address an advisory report issued by the proxy advisory firm Institutional Shareholder Services (“ISS”) on May 16, 2024. In its report, ISS recommends that stockholders vote against the re-election of David Krall, who is currently a member of the Company’s Corporate Governance and Nominating Committee (the “Committee”) of the board of directors (the “Board”) and will serve as the chair of the Committee following the Annual Meeting, due to the loss of ethnic/ racial diversity on the Board following the Annual Meeting.
As disclosed in the Company’s Proxy Statement, the Committee seeks Board nominees with a broad diversity of experiences, professions, skills, geographic representation and backgrounds, including racial, ethnic and gender diversity, and considers relevant legal requirements relating to diversity. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite of experience, knowledge and abilities that will allow the Board to best fulfill its responsibilities.
Consistent with these values, Harmonic is committed to appointing at least one racially or ethnically diverse Board member within 12 months after the Annual Meeting.
VOTING MATTERS
If you have already voted by Internet, telephone, or by mail, no action is required from you unless you wish to change your vote. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•entering a new vote by Internet or by telephone;
•completing and returning a later-dated proxy card;
•notifying the Secretary of the Company, in writing, at Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote. The Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.
Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies. The Proxy Statement, together with this Supplement, have been filed with the SEC and are also available on our website at https://investor.harmonicinc.com/financial-information. You may also obtain a copy of our 2023 Annual Report without charge by sending a written request to Harmonic Inc., Attention: Corporate Secretary, 2590 Orchard Parkway, San Jose, California 95131.
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